EXHIBIT 99.1

AntriaBio Announces Completion of PK/PD Studies of AB101 in Two Species

- AB101 positioned to be the first once-weekly basal insulin for diabetes patients -

LOUISVILLE, CO – January 7, 2015 – AntriaBio, Inc. (“AntriaBio or the “Company”) (OTCQB: ANTB), a biopharmaceutical corporation focused on developing novel extended release therapies, announced today that it has successfully completed a series of in vitro and multi-species animal pharmacology studies for AB101, a potential once-weekly basal insulin being developed for patients with type 1 and type 2 diabetes. The studies assessed the receptor pharmacology, pharmacokinetics and pharmacodynamics of AB101 and support potential proof-of-concept for a once-weekly basal insulin in patients. The current standard of care in the $10 billion basal insulin market is a daily treatment.

“Despite the many advancements in therapy, there remain many challenges for patients with diabetes that may be mitigated by the availability of new, longer acting basal insulin therapy,” said C. Ronald Kahn, M.D., Chief Academic Officer and Past President of Joslin Diabetes Center, the world's largest diabetes clinical care and research organization. “If successful in human clinical studies and commercialized, AB101 could reduce the number of required injections and may even help transition insulin-averse patients and providers to earlier use of insulin.”

AntriaBio is currently engaged in additional studies, including ongoing toxicology studies that would support the filing of an Investigational New Drug (IND) application with the U.S. Food and Drug Administration (FDA) for AB101 and the subsequent launch of a clinical study in type 1 diabetes patients this year.

The Company’s Vice President of Clinical Development, Brian Roberts, M.D., stated, “We are emboldened by the completion of these animal studies, which represents an exciting milestone toward advancing AB101 into clinical trials.”

About AntriaBio, Inc.
AntriaBio is a biopharmaceutical company that develops novel extended release therapies by combining proprietary formulation and manufacturing capabilities with well-known molecules to significantly improve standards of care. AntriaBio's lead product candidate is AB101, an injectable once-weekly basal insulin for type 1 and type 2 diabetes that addresses a $10 billion market where the current standard of care is a once-daily basal insulin injection. For more information visit: www.antriabio.com.

Forward-Looking Statements
This release, like many written and oral communications presented by AntriaBio, Inc., and our authorized officers, may contain certain forward-looking statements regarding our prospective performance and strategies within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. We intend such forward-looking statements to be covered by the safe harbor provisions for forward-looking statements contained in the Private Securities Litigation Reform Act of 1995, and are including this statement for purposes of said safe harbor provisions. Forward-looking statements, which are based on certain assumptions and describe future plans, strategies, and expectations of the Company, are generally identified by use of words "anticipate," "believe," "estimate," "expect," "intend," "plan," "project," "seek," "strive," "try," or future or conditional verbs such as "could," "may," "should," "will," "would," or similar expressions. Our ability to predict results or the actual effects of our plans or strategies is inherently uncertain. Accordingly, actual results may differ materially from anticipated results. Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date of this release. Except as required by applicable law or regulation, AntriaBio undertakes no obligation to update these forward-looking statements to reflect events or circumstances that occur after the date on which such statements were made.

AntriaBio, Inc. Contact:
Noopur Liffick
VP of Corporate Development
(650) 549-4175
noopur@antriabio.com

Source: AntriaBio Inc.

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